Exhibit 99.1

FOR IMMEDIATE RELEASE

LIBERTY MEDIA LLC ANNOUNCES EXPIRATION AND FINAL RESULTS OF
TENDER OFFERS FOR ITS 7-7/8% SENIOR NOTES DUE 2009 AND 7-3/4% SENIOR
NOTES DUE 2009

Englewood, Colo., October 28, 2008 – Liberty Media LLC (“Liberty”) today announced the expiration and final results of its cash tender offers commenced September 26, 2008 for any and all of its outstanding 7-7/8% Senior Notes due 2009 (“7-7/8% Notes”) (CUSIP No.: 530715AB7) and 7-3/4% Senior Notes due 2009 (“7-3/4% Notes” and, together with the 7-7/8% Notes, the “Notes”) (CUSIP No.: 530718AA3). The tender offers expired at 5:00 p.m., New York City time, on Monday, October 27, 2008 (the “Expiration Date”).

The Early Tender Premium Deadline for the cash tender offers was 5:00 p.m., New York Time, on Thursday, October 9, 2008, with holders of approximately $554.5 million aggregate principal amount of 7-7/8% Notes and approximately $210.2 million aggregate principal amount of 7-3/4% Notes having validly tendered and not withdrawn their Notes pursuant to the tender offers by the Early Tender Premium Deadline.  As previously announced, Liberty elected to accept for payment all 7-7/8% Notes that were validly tendered and not withdrawn by the Early Tender Premium Deadline, for which Liberty paid the total consideration of $1,007.50 for each $1,000 principal amount tendered, which included an early tender premium of $10.00 per $1,000 principal amount of notes.  Liberty also elected to accept for payment all 7-3/4% Notes that were validly delivered and not withdrawn by the Early Tender Premium Deadline, for which Liberty paid the total consideration of $1,006.50 for each $1,000 principal amount tendered, which included an early tender premium of $10.00 per $1,000 principal amount of notes.

As of 5:00 p.m., New York City time, on Monday, October 27, approximately $565.7 million aggregate principal amount of 7-7/8% Notes and approximately $216.2 million aggregate principal amount of 7-3/4% Notes were validly tendered pursuant to the tender offers. This represents approximately 85% and 93% of the outstanding principal amount of the 7-7/8% Notes and the 7-3/4% Notes, respectively.

Liberty will accept for payment all 7-7/8% Notes that were validly tendered after the Early Tender Premium Deadline and on or prior to the Expiration Date, for which Liberty will pay $997.50 per $1,000 principal amount tendered and accepted for purchase.  Liberty will also accept for payment all 7-3/4% Notes that were validly tendered and not withdrawn after the Early Tender Premium Deadline and on or prior to the Expiration Date, for which Liberty will pay $996.50 per $1,000 principal amount tendered and accepted for purchase. The final settlement date for these Notes will occur on Thursday, October 30, 2008.

Liberty will also pay accrued but unpaid interest on all such Notes accepted for payment to, but excluding, the final settlement date.

All Notes purchased in the tender offers will be retired.

Liberty has retained Citi to serve as dealer manager for the tender offers, and Global Bondholder Services Corporation (“GBSC”) to serve as the depositary and information agent. Copies of the offer to purchase and related documents may be obtained from GBSC at (866) 873-7700 (toll free) or (212) 430-3774 (for banks and brokers). Questions regarding the tender offers may be directed to Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect).

This press release does not constitute an offer to purchase or a solicitation of any offer to sell the Notes or any other securities. The tender offers have been made solely by the offer to purchase, dated September 26, 2008, and the related letter of transmittal.

About Liberty Media LLC

Liberty Media LLC is an intermediate holding company of Liberty Media Corporation, owning interests in a broad range of electronic retailing, media, communications, and entertainment businesses.

Certain statements in this press release may constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Liberty Media LLC and its subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include the risks and factors described in the publicly filed documents of Liberty Media LLC, including its most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. Liberty Media LLC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media LLC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Courtnee Ulrich
Liberty Media LLC
(720) 875-5420